Exhibit 10.3


                CHANGE OF CONTROL AND NONCOMPETITION AGREEMENT


THIS CHANGE OF CONTROL AND NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into as of _______________, 2007 by and between CULP, INC., a North Carolina corporation headquartered in High Point, North Carolina (the "Company") and the employee ("Employee").

                              Background Statement

Culp, Inc. (the "Company") has determined that it is in its best interests to have the continued dedication and services of certain employees, notwithstanding the possibility, threat, or occurrence of a Change of Control (as hereinafter defined) of the Company. It is imperative to diminish the inevitable distraction of senior management because of the personal uncertainties and risks created by any pending or threatened Change of Control, to encourage senior management's full attention and dedication to the Company in the event of any threatened or pending change of control, to provide an incentive for certain senior management members to continue in the employ of the Company following a Change of Control in order to assure continuity in the management of the Company, and to provide certain senior management members with compensation arrangements upon a Change of Control which ensure that the compensation expectations of certain senior management members will be satisfied and that such compensation will be competitive with the compensation of corporations similarly situated. The Company has also determined that it is in its best interests to restrict competition with the Company by certain key management personnel upon termination of their employment with the Company following a Change of Control. The purpose of this Agreement is to memorialize the compensation Employee will receive upon termination of his employment in certain circumstances following a Change of Control.

In consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

      A. For purposes of this Agreement, the following definitions and related provisions shall apply:

            1. Total Compensation. "Total Compensation" shall mean Employee's annual salary in effect at the time of termination of employment ("Base Salary"), plus with respect to the Company's annual incentive plan, the annual targeted amount for the current year in which Employee's employment is terminated. If Employee is not participating in an annual incentive plan for the year in which his employment is terminated, then "Total Compensation" shall mean Employee's Base Salary plus the annual targeted amount for the most recent year in which Employee participated in an annual incentive plan.

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            2. Cause. "Cause" means (i) Employee's willful and continued failure to substantially perform his duties with the Company (other than any such failure resulting from Disability (as hereinafter defined) or occurring after issuance by Employee of a notice of termination for Good Reason (as hereinafter defined)), after a written demand for substantial performance is delivered to Employee that specifically identifies the manner in which the Company believes that Employee willfully failed to substantially perform his duties, and after Employee has failed to resume substantial performance of his duties on a continuous basis within thirty calendar days of receiving such demand; or (ii) Employee has committed an act which seriously and substantially damages or embarrasses the Company for which there is no cure (for example, and without limitation, sexual harassment). If Employee is charged with a felony, in the discretion of the board of directors, Employee may be placed on a paid leave of absence for six months pending a trial of such charge. If the charge is not brought on for trial within this six month period, in the discretion of the board of directors, Employee may be placed on an unpaid leave of absence until the charge is tried. If Employee is convicted of the felony, he may, in the discretion of the board of directors, be terminated for Cause. If Employee is acquitted of the felony, he shall be reinstated to active status to the position held at the beginning of the paid leave of absence and reimbursed for compensation and benefits he would have received during the unpaid leave of absence. For purposes of this definition, actions or failures to act will be deemed "willful" only if done or omitted in bad faith and without reasonable belief that the action or omission was in the best interests of the Company.

            3. Disability. "Disability" shall have the same meaning as it does under the Company's Long-Term Disability policy, as maintained for employees. Employee shall be deemed to be disabled when Employee becomes eligible to commence benefits under the Company's Long-Term Disability policy.

            4. Good Reason. "Good Reason" shall mean, without Employee's express written consent, the existence of any of the following conditions unless such conditions are fully corrected within thirty days after Employee notifies the Company of the existence of such conditions as hereinafter provided:

                  (i) a material diminution in Employee's  authority,  duties or responsibilities;

                  (ii) a material diminution in the authority, duties or responsibilities of the supervisor to whom Employee is required to report, including a requirement that Employee report to a Company officer or employee instead of reporting directly to the Company's board of directors;

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                  (iii) a material  diminution in Employee's Base Salary,  other than as a result of across-the-board salary reductions similarly affecting all management personnel of the Company; or

                  (iv) a material  change in the  geographic  location  at which
            Employee must regularly perform services for the Company.

Employee shall notify the Company that he believes that one or more of the conditions described above exists, and of his intention to terminate employment for Good Reason as a result thereof, within sixty days after the time that he gains knowledge of such conditions. Employee shall not deliver a notice of termination of employment for Good Reason until thirty days after he delivers the notice described in the preceding sentence, and Employee may do so only if the conditions described in such notice have not been fully corrected by the Company.

            5. Change of Control. "Change of Control" means the occurrence of one of the following:

                  (i) any  "person"  (as  that  term  is  used  in  Sections
            13(d)(3) of the Securities Exchange Act of 1934, as amended), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (B) Employee or a group of persons including Employee, is or becomes the beneficial owner (as determined pursuant to the provisions of Section 13(d) of the
            Securities   Exchange   Act  of  1934,   without   regard  to  the
            requirements   set  forth  in  Section   13(d)(1)   in  regard  to
            registration and also without regard to Section 13(d)(b)(3)), directly or indirectly, of 35% or more of the common voting stock of the Company or its successors, other than an underwriter or group of underwriters owning shares of common voting stock in connection with a bona fide public offering of such shares and the sale of such shares to the public;

                 (ii) there shall be any  consolidation  or merger of the
            Company in which the Company is not the continuing or surviving corporation or as a result of which the holders of 35% or more of the voting capital stock (if any) of the surviving corporation were not holders of voting capital stock of the Company immediately prior to the transaction;

                 (iii) there occurs the sale or transfer of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company; or

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                 (iv) individuals who constitute the Board as of the effective date of this Agreement (the "Incumbent Board"), cease for any reason (including but not limited to a change mandated by any statute or regulation) to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Board shall be a member of the Incumbent Board; except that any individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a-11 of the General Rules and Regulations under the Securities Exchange Act of 1934, shall not be deemed to be a member of the Incumbent Board.

      B.    Payments upon Change of Control.

            1. Payment Circumstances. If:

                  (i) a Change of  Control  occurs  while this  Agreement  is in effect; and

                  (ii) (A) Employee's  employment is terminated in  anticipation of a Change of Control, or (B) Employee is employed by the Company or an affiliate thereof at the time such Change of Control occurs, and at any time during the three-year period following such Change of Control,

                        (1) Employee's employment is terminated by the Company or an affiliate thereof for any reason other than for death, Disability or Cause, or

                        (2) Employee  terminates  his employment for Good Reason
                  within one year following the initial existence of the conditions giving rise to such Good Reason,

the Company (or its successors) shall pay Employee, or his beneficiary in the event of his subsequent death, subject to applicable federal and state income, social security and other employment tax withholdings, an amount (the "Change of Control Payment") equal to 1.99 times Employee's Total Compensation in effect at the date of termination of employment. The Change of Control Payment is in addition to the payment for the covenant not to compete provided for under Section D of this Agreement.

            2. Timing of Payment. The Change of Control Payment shall be paid in a single lump sum within 60 days after Employee's termination of employment.

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            3. Reduction in Parachute Payment.  Notwithstanding anything in this
Agreement to the contrary, if a Change of Control occurs and if Employee is entitled under any agreement or arrangement to receive compensation that would constitute a parachute payment (including, without limitation, the vesting of any rights) within the meaning of ss. 280G of the Internal Revenue Code (the "Code") but for the operation of this sentence, the Change of Control Payment shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to Employee that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, not to exceed 2.99 times the Base Amount, all within the meaning of Code ss. 280G. The parties intend for the preceding sentence to be interpreted and applied to prevent Employee from receiving, with respect to a Change of Control, an excess parachute payment within the meaning of Code ss. 280G.

      C. Confidential Information. Employee acknowledges that during, and as a result of, his employment with the Company, he will acquire, be exposed to and have access to, material, data and information of the Company and/or its customers or suppliers that is confidential or proprietary. At all times, both during and after the period of Employee's employment hereunder, Employee shall keep and retain in confidence and shall not disclose, except as required in the course of his employment with the Company, to any person or entity, or use for his own purposes, any of this proprietary or confidential information. For purposes of this Section C, such information shall include, but shall not be limited to: (i) the Company's standard operating procedures, processes, know-how and technical and product information, any of which is of value to the Company and not generally known by the Company's competitors or the public; (ii) all confidential information obtained from third parties and customers concerning the business of the Company, including any customer lists or data; and (iii) confidential business information of the Company, including marketing and business plans, strategies, projections, business opportunities, customer lists, sales and cost information and financial results and performance. Such information shall not include information that is disclosed pursuant to issuance of legal process or regulatory action. Employee acknowledges that the obligations pertaining to the confidentiality and non-disclosure of information shall remain in effect indefinitely, or until the Company has released any such information into the public domain, in which case Employee's obligation hereunder shall cease with respect only to such information so released.

      D.    Noncompetition.

            1. Noncompetition. Employee shall not take any of the following actions during the applicable Noncompetition Period (as defined below):

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                  (i) Become  employed  by (as an officer,  director,  employee, consultant or otherwise), involved or engaged in, or otherwise commercially interested in or affiliated with (other than as a less than 5% equity owner of any corporation traded on any national, international or regional stock exchange or in the over-the-counter market) any person or entity that competes with the Company or an affiliate thereof in the business of designing, manufacturing, marketing and selling upholstery fabrics and mattress ticking primarily for use in the furniture (residential, commercial and juvenile) and bedding industries.

                  (ii) Solicit or attempt to solicit, for competitive  purposes, the business of any of the clients or customers of the Company or an affiliate thereof, or otherwise induce such customers or clients or prospective customers or clients to reduce, terminate, restrict or alter their business relationship with the Company or an affiliate thereof in any fashion; or

                  (iii) Induce or attempt to induce any employee of any Company or an affiliate thereof to leave the Company for the purpose of engaging in a business operation that is competitive with the Company.

            2.   Noncompetition   Period.   For   purposes  of  this  Section  D
"Noncompetition Period" shall mean the period commencing on the date of termination of employment (but only following a Change of Control) and ending twelve months thereafter.

            3.   Geographic   Scope.   The   restrictions   on  competition  and
solicitation set forth in this Section D shall apply to the forty-eight contiguous states of the United States of America.

            4. Providing Copy of Agreement. Employee agrees to provide a copy of this Agreement to any person or entity with whom he interviews that is in competition with the Company during the Noncompetition Period.

            5. Obligations Survive. Employee's obligations under this Section D shall survive any termination of employment with the Company.

            6. Payment for Noncompetition. In addition to the payments to Employee provided by Section B, Employee shall be paid for not competing with the Company, as provided above, an amount (the "Noncompetition Payment") equal to 1.0 times his Total Compensation in effect at the time of termination of employment. The Noncompetition Payment shall be made in 12 equal, consecutive monthly installments, each of which shall constitute a separate payment obligation, beginning with the first month following Employee's termination.

Notwithstanding the foregoing, the first six installments of the Noncompetition Payment shall be delayed and paid in a single lump sum on the first day of the seventh month following termination to the extent necessary to comply with Code Regulation ss.1.409A-(3)(i)(2) if:

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                  (i)  Employee  is at the  time  of  termination  a  "specified employee" under Code Regulation ss.1.409A-1(i), and

                  (ii) the  amount of the  Noncompetition  Payment  exceeds  two times the lesser of (A) Employee's annual rate of pay for the year preceding the year in which the termination occurred (the "Year of Termination") (adjusted for any increase during the Year of Termination that was expected to continue indefinitely if the termination had not occurred), within the meaning of Code Regulation ss.1.409A-1(b)(9)(iii)(A)(1), and (B) the maximum amount that may be taken into account under a qualified plan pursuant to Code ss. 401(a)(17) for the Year of Termination.

            7. Company's Right to Obtain an Injunction; Other Remedies. Employee acknowledges that the Company will have no adequate means of protecting its rights under Sections C and D of this Agreement other than by securing an injunction. Accordingly, Employee agrees that the Company is entitled to enforce this Agreement by obtaining a preliminary and permanent injunction and any other appropriate equitable relief in any court of competent jurisdiction. Employee acknowledges that the Company's recovery of damages will not be an adequate means to redress a breach of this Agreement. Nothing contained in this Section D shall prohibit the Company from obtaining any appropriate remedies in addition to injunctive relief, including recovery of damages. All benefits and payments under Sections B and D of this Agreement shall be forfeitable and shall be discontinued in the event Employee breaches or fails to perform his obligations under Sections C and D of this Agreement, and all benefits and payments under this Agreement shall immediately cease from and after the date of such breach or failure of performance.

      E. Term of Agreement. The term of this Agreement shall commence immediately upon the date hereof and shall continue until the third anniversary of the date hereof, unless terminated earlier (the "Term"); provided, however, that on each anniversary date of this Agreement, the Term shall be extended for one year (so that on each anniversary date the Term will be three years) unless at least 60 days prior to any such anniversary date either party gives to the other notice in writing of non-renewal.

      F.    General Provisions.

            1. Entire Agreement. This Agreement contains the entire understanding between the parties relating to the subject matter hereof and supersedes any and all prior agreements and discussions between the Company and Employee relating to the subject matter hereof.

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            2.  Assignability.  Neither this Agreement nor any right or interest hereunder may be pledged, encumbered, assigned or otherwise transferred by Employee, his beneficiaries or legal representatives; provided, however, that nothing shall preclude (i) Employee from designating a beneficiary to receive
any  benefit   payable   hereunder  upon  his  death,  or  (ii)  the  executors,
administrators or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

            3. Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, Employee and the Company and permitted successors and assigns.

            4. Amendment of Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

            5. Insurance. The Company, at its discretion, may apply for and procure in its own name and for its own benefit, life insurance on Employee in any amount or amounts considered advisable; and Employee shall have no right, title or interest therein. Employee agrees to submit to any medical or other examination and execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain such insurance.

            6. Severability. If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If a court determines that this Agreement or any covenant contained herein is unreasonable, void or unenforceable, for any reason whatsoever, then in such event the parties hereto agree that the duration, geographical or other limitation imposed herein should be such as the court, or jury, as the case may be, determines to be fair and reasonable, it being the intent of each of the parties hereto to be subject to an agreement that is necessary for the protection of the legitimate interest of the Company and its successors or assigns and that is not unduly harsh in curtailing Employee's legitimate rights.

            7. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina.

            8. Expenses in Enforcing Agreement. If there is a dispute concerning this Agreement, all reasonable expenses (including, without limitation, legal fees and expenses) incurred by Employee in connection with, or in prosecuting or defending, any claim or controversy arising out of or related to this Agreement shall be paid by the Company.

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            9. Dispute Concerning Termination. If, following a Change of Control and termination of Employee's employment, there is a dispute between the Company and Employee regarding the circumstances of termination as a result of which the Company does not timely make the Change of Control Payment or the Noncompetition Payment, then the Company shall continue to pay to Employee, until the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected), his Total Compensation in effect at the date of termination. The Company shall pay such Total Compensation at the times at which it would have been paid had Employee not been terminated. Each such payment shall be considered a separate payment obligation of the Company. Notwithstanding the foregoing, if Employee is at the time of termination a "specified employee" under Code Regulation ss.1.409A-1(i), all such payments that would otherwise become due during the first six months after termination shall be delayed and paid in a single lump sum on the first day of the seventh month following termination to the extent necessary to comply with Code Regulation ss.1.409A-(3)(i)(2).

Amounts paid under this section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

            10. Mitigation. The Company agrees that upon termination of Employee's employment following or in contemplation of a Change of Control, Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable pursuant to this Agreement, and the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by Employee as the result of employment by another employer, by retirement benefits, be offset against any amount claimed to be owed by Employee to the Company, or otherwise, except as expressly provided to the contrary herein.

            11. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the validity, interpretation, enforceability or breach thereof, which is not settled by agreement among the parties, shall be settled by arbitration in Greensboro, North Carolina, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction. All expenses (including, without limitation, legal fees and expenses) incurred by Employee in connection with, or in prosecuting or defending, any claim or controversy arising out of or relating to this Agreement following a Change of Control shall be paid by the Company.

            12. No Acceleration or Further Deferral. Amounts payable to Employee under this Agreement may not be accelerated or further deferred.

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IN WITNESS WHEREOF,  the parties have duly executed this Agreement as of the day and year first above written.

                                    CULP, INC.


                                    By:
                                       -----------------------------------


                                    EMPLOYEE

                                       -----------------------------------

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